As filed with the Securities and Exchange Commission on July 7, 2021

Registration No. 333-257479

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIMI International Medical Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3490	02-0563302
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 10, Huasheng Road, Floor 21

Yuzhong District, Chongqing,P. R. China, 404100

(+86) 0411-8220-9211

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

P.O. Box 885

Newark, Delaware 19715

Tel. (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Glusband, Esq.

Pang Zhang-Whitaker, Esq.

Guy Ben-Ami, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, NY 10005

Tel: 212-238-8605

Fax: 212-732-3232

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to Form S-1 (File No. 333-257479) of BIMI International Medical Inc. (the “Registration Statement”) is being filed solely to correct a typographical error in Exhibit 23.2. Other than the foregoing exhibit, no part of the Registration Statement is being amended. This Amendment No. 1 is not intended to revise other information presented in the Registration Statement as originally filed and all such other information in the original filing remains unchanged.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.

EXHIBIT INDEX

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

Exhibit Number	Description	Incorporated by Reference to
3.1	Certificate of Incorporation	Exhibits with the corresponding numbers filed with our registration statement on Form 10-SB filed January 17, 2003.(File No. 000-50155)

3.2	Certificate of Amendment	Exhibits submitted with our registration statement on Form 10-SB filed January 17, 2003.(File No. 000-50155)

3.3	Certificate of Amendment to Certificate of Incorporation	Company’s Definitive Information Statement on Schedule 14C, filed July 23, 2009

3.4	Certificate of Amendment to Certificate of Incorporation	Company’s Current Report on Form 8-K, dated September 16, 2010

3.5	Certificate of Amendment to Certificate of Incorporation	Company’s Current Report on Form 8-K dated December 18, 2019

3.6	Certificate of Amendment to Certificate of Incorporation	Company’s Current Report on Form 8-K dated June 25, 2021

3.7	Bylaws	Exhibits submitted with our registration statement on Form 10-SB filed January 17, 2003. (File No. 000-50155)

4.1	Description of Securities Registered Under Section 12 of the Exchange Act	Company’s Annual Report on Form 10-K for year December 31, 2019

5.1*	Opinion of Carter Ledyard & Milburn LLP

10.1	Securities Purchase Agreement by and between the Registrant and Yongquan Bi, dated March 12, 2018	Company’s Annual Report on Form 10-K for year December 31, 2019

10.2	Executive Employment Agreement (Song Tiewei) dated October 1, 2019	Company’s Current Report on Form 8-K dated October 4, 2019

10.3	Form of Securities Purchase Agreement dated May 18, 2020	Company’s Current Report on Form 8-K dated May 18, 2020

10.4	Form of Secured Convertible Promissory Note dated May 2020	Company’s Current Report on Form 8-K dated May 18, 2020

10.5	Form of Warrant dated May 2020	Company’s Current Report on Form 8-K dated May 18, 2020

10.6	Form of Shareholder Pledge Agreement dated May 2020	Company’s Current Report on Form 8-K dated May 18, 2020

10.7	Form of Voting Agreement dated May 2020	Company’s Current Report on Form 8-K dated May 18, 2020

10.8	Form of Registration Rights Agreement dated May 2020	Company’s Current Report on Form 8-K dated May 18, 2020

10.9	Prepayment and Amendment Agreement dated November 20, 2020	Company’s Current Report on Form 8-K dated November 20, 2020

10.10	Form of Waiver Agreement dated November 23, 2020	Company’s Current Report on Form 8-K dated November 23, 2020

10.11	Stock Purchase Agreement dated December 7, 2020	Company’s Current Report on Form 8-K dated December 7, 2020

10.12	Stock Purchase Agreement dated December 11, 2020	Company’s Current Report on Form 8-K dated December 11, 2020

10.13	Stock Purchase Agreement dated December 14, 2020	Company’s Current Report on Form 8-K dated December 14, 2020

10.14	Form of Amendment dated February 24. 2021	Company’s Current Report on Form 8-K dated February 24, 2021

10.15	Amendment Agreement dated April 6, 2021	Company’s Current Report on Form 8-K dated April 12, 2021

10.16	Amendment Agreement dated April 6, 2021	Company’s Current Report on Form 8-K dated April 12, 2021

10.17	Stock Purchase Agreement dated April 9, 2021	Company’s Current Report on Form 8-K dated April 13, 2021

10.18	Amendment Agreement dated April 16, 2021	Company’s Current Report on Form 8-K dated April 22, 2021

14.1	Code of Ethics of the Registrant	Company’s Annual Report on Form 10-K, filed on March 30, 2018

21.1	Subsidiaries of the Registrant	Company’s Annual Report on Form 10-K, filed on March 31, 2021

23.1*	Consent of Independent Registered Public Accounting Firm, Audit Alliance LLC

23.2	Consent of Independent Registered Public Accounting Firm, HHC

32.1*	Consent of Carter Ledyard & Milburn LLP (included in Exhibit 5.1)

99.1*	Power of Attorney (included on signature page)

*Previously	filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on July 7, 2021.

BIMI INTERNATIONAL MEDICAL INC.

By:	/s/ Tiewei Song
Tiewei Song Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below on July 7, 2021 by or on behalf of the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Tiewei Song	Chief Executive Officer, President and Director
Tiewei Song	(Principal Executive Officer),

*	Interim CFO
Baiqan Zhong	(Principal Financial and Accounting Officer)

*	Chairman of the Board
Yongquan Bi

*	Director
Xiaoping Wang

*	Director
Ju Li

*	Director
Fengsheng Tan

*	Director
Mia Kuang Ching
*	Director
Jianxin Wang

*By:	/s/ Tiewei Song
Tiewei Song Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of BIMI International Medical Inc., has signed this amended registration statement on July 7, 2021.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

II-4